EXHIBIT 13.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 20-F of GasLog Partners LP, a limited partnership organized under the laws of the Republic of the Marshall Islands (the “Partnership”), for the period ending December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Partnership certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of, and for, the periods presented in the report.

The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used or relied upon for any other purpose.

Dated: March 19, 2026

By:	/s/ Achilleas Tasioulas
Name: Achilleas Tasioulas
Title: Chief Financial Officer